UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

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American Superconductor Corporation
(Name of Registrant as Specified In Its Charter)

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SEC 1913 (3-99)

AMERICAN SUPERCONDUCTOR CORPORATION
Two Technology Drive
Westborough, Massachusetts 01581

Notice of Annual Meeting of Stockholders to
be Held on Friday, July 26, 2002

The Annual Meeting of Stockholders of American Superconductor Corporation (the “Company”) will be held at the Company’s new manufacturing facility, 64 Jackson Road, Devens, Massachusetts on Friday, July 26, 2002 at 9:00 a.m., local time, to consider and act upon the following matters:

1.	To elect Directors for the ensuing year.

2.	To approve amendments to the Company’s Amended and Restated 1997 Director Plan, as described in the accompanying Proxy Statement.

3.	To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on June 7, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

By Order of the Board of Directors,

Stanley D. Piekos, Secretary

Westborough, Massachusetts
June 21, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

AMERICAN SUPERCONDUCTOR CORPORATION
Two Technology Drive
Westborough, Massachusetts 01581

Proxy Statement for the Annual Meeting of Stockholders
to be Held on Friday, July 26, 2002

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Superconductor Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on Friday, July 26, 2002 (the “Annual Meeting”) and at any adjournment of the Annual Meeting. All executed proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

On June 7, 2002, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the “Record Date”), there were outstanding and entitled to vote an aggregate of 20,536,459 shares of Common Stock of the Company (constituting all of the voting stock of the Company). Holders of Common Stock are entitled to one vote per share.

The Company’s Annual Report for the fiscal year ended March 31, 2002 (“fiscal 2002”) is being mailed to stockholders, along with these proxy materials, on or about June 25, 2002.

The text of the Company’s Annual Report on Form 10-K for the year ended March 31, 2002, as filed with the Securities and Exchange Commission, is included without exhibits in the Company’s Annual Report. Exhibits will be provided upon written request addressed to the Company, Attention Investor Relations, at no charge.

Votes Required

The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of Directors (Proposal 1), and the affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for approval of the amendments to the Amended and Restated 1997 Director Stock Option Plan (the “1997 Director Plan”) (Proposal 2) and the ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year (Proposal 3).

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the election of Directors, the amendments to the 1997 Director Plan, or the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors.

Beneficial Ownership of Common Stock

The following table sets forth the beneficial ownership of the Company’s Common Stock as of April 30, 2002 by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each Director or nominee for Director, (iii) each of the executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below (the “Senior Executives”), and (iv) all Directors and executive officers as a group as of April 30, 2002.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Common Stock Outstanding(2)
Five Percent Stockholders
Capital Group International, Inc.(3) 11100 Santa Monica Blvd.; 15th Flr. Los Angeles, CA 90025-3384	1,465,100	7.1%
State of Wisconsin Investment Board(4) 121 East Wilson Street Madison, WI 53707	1,154,000	5.6%
EDF Capital Investissement, S.A., a subsidiary of Electricité de France S.A. 50 rue de Monceau 75008 Paris FRANCE	1,150,000	5.6%

Directors or Nominees
Gregory J. Yurek(5)	960,662	4.5%
Albert J. Baciocco, Jr.(6)	48,000	*
Frank Borman(7)	23,000	*
Clayton Christensen(8)	10,200	*
Peter O. Crisp(9)	119,603	*
Richard Drouin(10)	75,000	*
Gérard J. Menjon(11)	46,000	*
Andrew G.C. Sage, II(12)	81,000	*
John B. Vander Sande(13)	162,562	*

Other Senior Executives
Stanley D. Piekos(14)	144,500	*
Alexis P. Malozemoff(15)	259,050	1.3%
Charles Stankiewicz(16)	56,000	*
Eric Snitgen(17)	21,000	*
Roland E. Lefebvre(18)	165,000	*
Chester Lyons(19)	15,000	*

All Directors and current executive officers as a group as of April 30, 2002 (17 persons)(20)	2,054,367	9.3%

*	Less than 1%.

(1)
The inclusion of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the Securities and Exchange Commission, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after April 30, 2002, and any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options.

(2)
To calculate the percentage of outstanding shares of Common Stock held by each stockholder, the number of shares deemed outstanding includes 20,536,459 shares outstanding as of April 30, 2002, plus any shares subject to outstanding stock options currently exercisable or exercisable within 60 days after April 30, 2002 held by the stockholder in question.

(3)
Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares. Capital Guardian Trust Company, a bank as defined in the Securities Exchange Act of 1934 (the “1934 Act”) and a wholly-owned subsidiary of Capital Group International, Inc., is deemed to be the beneficial owner of such shares as a result of its serving as investment manager of various institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of the shares but may be deemed to beneficially own such shares pursuant to the 1934 Act rules. Information is derived from a Schedule 13G/A filed with Securities and Exchange Commission by Capital Group International Inc. on February 11, 2002.

(4)	Information is derived from a Schedule 13G/A filed with the Securities and Exchange Commission by the State of Wisconsin Investment Board on February 15, 2002.

(5)
Includes 11,832 shares held by Dr. Yurek’s wife and children, 802,500 shares subject to outstanding stock options and 25,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

(6)	Includes 46,000 shares subject to outstanding stock options.

(7)	Includes 20,000 shares subject to outstanding stock options.

(8)	Includes 10,000 shares subject to outstanding stock options.

(9)	Includes (i) 3,000 shares held by Mr. Crisp’s wife and (ii) 66,000 shares subject to outstanding stock options. Mr. Crisp disclaims beneficial ownership of the shares held by his wife.

(10)	Includes 66,000 shares subject to outstanding stock options.

(11)	Comprised of 46,000 shares subject to outstanding stock options.

(12)	Comprised of 35,000 shares owned by a limited partnership of which Mr. Sage is the general partner and 46,000 shares subject to outstanding stock options.

(13)	Includes 66,000 shares subject to outstanding stock options.

(14)
Comprised of (i) 16,500 shares held jointly by Mr. Piekos and his wife, (ii) 10,000 shares held by the Stanley D. Piekos IRA, (iii) 108,000 shares subject to outstanding stock options and (iv) 10,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

(15)
Includes 4,500 shares held in two trusts of which Dr. Malozemoff is the co-trustee, 163,300 shares subject to outstanding stock options and 5,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

(16)	Comprised of 46,000 shares subject to outstanding stock options and 10,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

(17)	Comprised of 11,000 shares subject to outstanding stock options and 10,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

(18)
Includes 145,000 shares subject to outstanding stock options and 10,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company. Mr. Lefebvre’s employment as Executive Vice President and Chief Operating Officer of the Company terminated on March 26, 2002.

(19)	Comprised of 15,000 shares subject to outstanding stock options. Mr. Lyons’s employment as Vice President, Corporate Strategic Marketing terminated on March 26, 2002.

(20)	Includes 1,526,840 shares subject to outstanding stock options and 76,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

ELECTION OF DIRECTORS
(PROPOSAL 1)

The persons named in the enclosed proxy will vote to elect as Directors the nine nominees named below, all of whom are presently Directors of the Company, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each Director will be elected to hold office until the next annual meeting of stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

Nominees

Set forth below, for each nominee, are his name and age, his positions with the Company, his principal occupation and business experience during the past five years, the names of other public companies of which he serves as a Director and the year of the commencement of his term as a Director of the Company:

Gregory J. Yurek, age 55, co-founded the Company in 1987 and has been President since March 1989, Chief Executive Officer since December 1989 and Chairman of the Board of Directors since October 1991. Dr. Yurek also served as Vice President and Chief Technical Officer from August 1988 until March 1989 and as Chief Operating Officer from March 1989 until December 1989. Prior to joining the Company, Dr. Yurek was a Professor of Materials Science and Engineering at MIT for 13 years. Dr. Yurek has been a Director of the Company since 1987.

Albert J. Baciocco, Jr., age 71, has been President of The Baciocco Group, Inc., a technical and management consulting practice in strategic planning, technology investment and implementation, since 1987. Preceding this, he served in the U.S. Navy for 34 years, principally within the nuclear submarine force and directing the Department of the Navy research and technology development enterprise, achieving the rank of Vice Admiral. Admiral Baciocco is a member of the Naval Studies Board of the National Research Council and serves on several boards and committees of government, industry and academe. He is also trustee of the South Carolina Research Authority, a Director of the University of South Carolina Research Institute and the Foundation for Research Development of the Medical University of South Carolina. Admiral Baciocco has been a Director of the Company since April 1997.

Frank Borman, age 74, has been President of Patlex Corporation (“Patlex”), a company engaged in enforcing and exploiting laser-related patents, since 1988. He also served as Chief Executive Officer and a Director of Patlex from September 1995 until August 1996, as Chairman and Chief Executive Officer of Patlex from 1988 to December 1992, and as Chairman of AutoFinance Group, Inc. (AFG) from December 1992 to September 1995, during which period Patlex was a subsidiary of AFG. Mr. Borman served as Vice Chairman of the Board of Directors of Texas Air Corporation from 1986 to 1991. From 1969 to 1986, he served in various capacities for Eastern Airlines, including President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Borman served in the United States Air Force from 1950 to 1970 and was commander of Apollo 8 in 1968. Mr. Borman has been a Director of the Company since 1992.

Clayton Christensen, age 50, is the Robert and Jane Cizik Professor of Business Administration at Harvard Business School. A faculty member since 1992, Professor Christensen has a joint appointment in the Technology

& Operations Management and General Management faculty groups. From 1984 to 1989, he served as Chairman of the Board and President of Ceramics Process Systems Corporation, a firm he co-founded with several MIT professors. Prior to 1984, he worked as a consultant and project manager with the Boston Consulting Group, and was named a White House Fellow in 1982. Professor Christensen is a Director of W.R. Hambrecht & Co. He also advises many other companies concerning their management of technological innovation. Professor Christensen has been a Director of the Company since October 2000.

Peter O. Crisp, age 69, has been Vice Chairman of Rockefeller Financial Services, Inc. since December 1997. From 1969 to 1997, he was a General Partner of Venrock Associates, a venture capital firm based in New York. Mr. Crisp is also a Director of Thermo Electron Corporation and United States Trust Company, as well as other private companies. Mr. Crisp has been a Director of the Company since 1987.

Richard Drouin, age 70, has been counsel at McCarthy Tetrault, a Canadian law firm, since 2001 and was a partner from December 1995 to 2001. Mr. Drouin is Chairman of the Board of Directors of Abitibi Consolidated, the world’s largest newsprint manufacturer. Mr. Drouin was the Chairman and Chief Executive Officer of Hydro-Quebec, a public electric utility based in Canada, from April 1988 to September 1995. Mr. Drouin is a Director of Provigo Inc., Stelco Inc., Nstein Technologies and PC Financial. He is also Chairman of the Board of Trustees of the North American Electric Reliability Council. Mr. Drouin has been a Director of the Company since February 1996.

Gérard J. Menjon, age 53, has been a project leader for the Energy Research Institute of Electricité de France (EDF ), a French public electric utility, since February 2002. Mr. Menjon was Executive Vice President and Head of the Research and Development Division of EDF from December 1994 to 2002 and was the Senior Vice President, Business Development, of EDF from February 1992 to November 1994. Mr. Menjon has been a Director of the Company since April 1997.

Andrew G.C. Sage, II, age 76, has been President of Sage Capital Corporation since 1974. Immediately prior to that time, he served as President of the investment banking firm of Lehman Brothers. Presently, Mr. Sage is Chairman of Robertson Ceco Corporation, a prefabricated metal buildings company, and a Director of Worldport Communications, an Internet service provider, and Tom’s Foods, Inc. Throughout his career, Mr. Sage has served in board and executive positions for numerous public companies. Mr. Sage has been a Director of the Company since April 1997.

John B. Vander Sande, age 58, co-founded the Company. He has been a professor at MIT specializing in the microstructure of materials since 1971 and was Associate Dean and Acting Dean of Engineering at MIT from 1992 to 1999. He is presently Director of the University of Cambridge MIT Institute. Dr. Vander Sande has been a Director of the Company since 1990.

Board and Committee Meetings

The Company has a standing Audit Committee of the Board of Directors, which makes recommendations to the Board of Directors relative to the appointment of independent auditors, establishes and monitors policy relative to non-audit services provided by the independent auditors, and facilitates open communication among the Audit Committee, the Board of Directors, the independent auditors and management. The independent auditors meet with the Audit Committee (both with and without management being present) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee met five times during fiscal 2002. The current Audit Committee members are Dr. Vander Sande (Chairman), Admiral Baciocco and Messrs. Menjon and Sage. Each of the members of the Audit Committee is considered “independent” within the meaning of the applicable rules of the National Association of Securities Dealers.

The Company has a standing Compensation Committee of the Board of Directors, which makes compensation decisions regarding the officers of the Company, provides recommendations to the Board regarding compensation programs of the Company and administers and authorizes stock option grants under the 1993 Stock Option Plan, the 1996 Stock Incentive Plan, and the 1997 Director Plan. The Compensation Committee met six times during fiscal 2002. The current members of the Compensation Committee are Mr. Crisp (Chairman), Mr. Drouin and Dr. Vander Sande.

During fiscal 2002, the Company established a Nominating Committee of the Board of Directors. The Nominating Committee oversees all matters relating to the recruitment and retention of members of the Board of Directors, including nominating persons to serve as members of the Board of Directors and recommending Directors to serve on various Board committees. The Nominating Committee will consider for nomination to the Board of Directors candidates suggested by the stockholders, provided that such recommendations are delivered to Stanley D. Piekos, the Secretary of the Company, with an appropriate biographical summary, no later than the deadline for submission of stockholder proposals.

The Board of Directors met ten times during fiscal 2002. Each Director attended at least 75% of the total number of Board meetings held during fiscal 2002 while he was a Director and the number of meetings held by all committees on which he then served during fiscal 2002.

Directors of the Company who are not employees of the Company or any subsidiary (“Outside Directors”) receive $4,000 per quarter as compensation for their services as Directors pursuant to a Director compensation plan implemented as of July 1, 1997. In fiscal 2002, each Outside Director received $16,000 under this compensation plan. In addition, each member of a committee of the Board of Directors receives up to $1,000 for his attendance at a committee meeting.

In fiscal 2002, each member of the Compensation Committee earned $4,000 for his services on such committee. Each member of the Audit Committee earned $3,000 for his services on such committee, except Mr. Menjon, who earned $2,500. In addition, Messrs. Crisp, Drouin and Sage each earned $1,000 for their services in connection with reviewing strategic alliance options for the Company.

Pursuant to the 1997 Director Plan, Outside Directors are granted options on the following terms: (i) each Outside Director will be granted an option to purchase 40,000 shares of Common Stock of the Company on the first business day that all options granted to such Outside Director pursuant to the 1997 Director Plan or another Director stock option plan of the Company are vested completely, and (ii) each Outside Director of the Company who is initially elected to the Board of Directors after September 5, 1997 shall be granted an option to purchase 40,000 shares of Common Stock upon his or her initial election to the Board of Directors. Each option granted under the 1997 Director Plan has an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the 1997 Director Plan become exercisable in equal annual installments over a four-year period. Notwithstanding such vesting schedule, all outstanding options under the 1997 Director Plan become exercisable in full in the event of an acquisition of the Company. The term of each option granted under the 1997 Director Plan is ten years, provided that, in general, an option may be exercised only while the Director continues to serve as a Director of the Company or within 60 days thereafter. Admiral Baciocco and Messrs. Menjon and Sage were each granted an option for 40,000 shares of Common Stock under this plan during fiscal 2002. For information relating to the proposed amendments to the 1997 Director Plan, see “Amendments to the 1997 Director Plan” (Proposal 2).

Executive Compensation

Summary Compensation

The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company’s Chief Executive Officer and (i) the Company’s four other most highly compensated executive officers for fiscal 2002 who were serving as executive offices on March 31, 2002 and (ii) two other persons who served as executive officers of the Company during fiscal 2002 and were among the most highly compensated executive officers but were no longer serving as executive officers of the Company as of March 31, 2002 (the “Senior Executives”).

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards($)(2)	Number of Shares Underlying Options(#)	All Other Compensation (3)
Gregory J. Yurek.	2002	$365,750	—	—	50,000	$2,840	(3)
President and Chief Executive Officer	2001	350,000	$122,500	—	1,000,000	2,560	(3)
	2000	295,000	300,000	$268,500	150,000	2,310	(3)

Stanley D. Piekos	2002	213,598	—	—	15,000	—
Senior Vice President	2001	204,400	43,770	—	30,000	—
Corporate Development, Chief Financial Officer and Treasurer	2000	185,000	62,704	107,400	30,000	—

Alexis P. Malozemoff	2002	198,884	—	—	15,000	—
Senior Vice President and	2001	190,320	20,625	—	20,000	—
Chief Technical Officer	2000	183,000	28,394	53,700	25,000	—

Charles Stankiewicz	2002	173,056	—	—	5,000	—
Vice President and General Manager,	2001	166,400	17,187	—	15,000	—
Power Electronic Systems Business Unit	2000	160,000	45,352	53,700	30,000	—

Eric Snitgen(4)	2002	152,531	—	—	55,000	—
Vice President and General	2001	54,808	34,854	—	50,000	—
Manager, HTS Wire Business Unit	2000	—	—	—	—	—

Roland E. Lefebvre(5)	2002	228,228	—	—	15,000	—
Former Executive Vice President	2001	218,400	43,770	—	30,000	—
and Chief Operating Officer	2000	210,000	67,042	107,400	30,000	—

Chester Lyons(6)	2002	185,000	—	—	—	—
Former Vice President,	2001	3,558	30,000	—	75,000	25,000	(7)
Corporate Strategic Marketing	2000	—	—	—	—	—

(1)
In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary of the Senior Executive. There were no such perquisites or benefits paid to Senior Executives for fiscal 2002, 2001, or 2000.

(2)	Represents the difference between the closing price of the Common Stock on the Nasdaq National Market on the date of grant and the per share purchase price, multiplied by the number of shares awarded.

(3)	Represents insurance premiums paid by the Company for a term life insurance policy on Dr. Yurek. Dr. Yurek’s wife is the beneficiary of this insurance policy.

(4)	Mr. Snitgen joined the Company in November 2000.

(5)	Mr. Lefebvre’s employment as Executive Vice President and Chief Operating Officer of the Company terminated on March 26, 2002.

(6)	Mr. Lyons’s employment as Vice President, Corporate Strategic Marketing terminated on March 26, 2002.

(7)	Represents relocation expenses paid by the Company.

Option Grants

The following table sets forth certain information concerning the stock options granted by the Company during fiscal 2002 to each of the Senior Executives.

OPTIONS GRANTED IN LAST FISCAL YEAR

	Individual Grants
Executive Officer	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Gregory J. Yurek	50,000	5.83%	$15.19	4/27/11	$477,645	$1,210,447
Stanley D. Piekos	15,000	1.75%	$15.19	4/27/11	$143,294	$363,134
Alexis P. Malozemoff	15,000	1.75%	$15.19	4/27/11	$143,294	$363,134
Charles Stankiewicz	5,000	0.58%	$15.19	4/27/11	$47,765	$121,045
Eric Snitgen	5,000	0.58%	$15.19	4/27/11	$47,765	$121,045
	50,000	5.83%	$7.49	3/19/12	$235,521	$596,857
Roland E. Lefebvre	15,000	1.75%	$15.19	4/27/11	$143,294	$363,134
Chester Lyons	—	—	—	—	—	—

(1)
The exercise price per share of each option was equal to the fair market value per share of Common Stock on the date of grant. Options become exercisable over a five-year period and generally terminate 60 days following termination of the Senior Executive’s employment with the Company or the ten years following the grant date, whichever occurs earlier.

(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercises of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder’s continued employment through the option period, and the date on which the options are exercised.

Option Exercises and Holdings

The following table sets forth certain information concerning each exercise of a stock option during fiscal 2002 by the Senior Executives and the number and value of unexercised options held by each of the Senior Executives on March 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Number of Shares Acquired on Exercise		Value Realized(1)	Number of Shares of Common Stock Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised in-the-Money Options at Fiscal Year-End(2)
				Exercisable/Unexercisable	Exercisable/Unexercisable
Gregory J. Yurek	10,000	(3)	$23,958	687,500/ 990,000	$0/$0
Stanley D. Piekos	0		$0	93,000/ 82,000	$0/$0
Alexis P. Malozemoff	0		$0	148,100/ 52,400	$0/$0
Charles Stankiewicz	0		$0	36,000/ 55,000	$0/$0
Eric Snitgen	0		$0	10,000/ 95,000	$0/$3,000
Roland E. Lefebvre	0		$0	117,000/ 83,000	$0/$0
Chester Lyons	0		$0	15,000/60,000	$0/$0

(1)	Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2)
Based on the fair market value of the Common Stock on March 29, 2002, the last trading day on the Nasdaq National Market during fiscal 2002 ($7.55 per share), less the option exercise price, multiplied by the number of shares underlying the options.

(3)	As of the date of this Proxy Statement, Dr. Yurek’s 10,000 shares acquired on exercise have not been sold.

Employment Agreements with Senior Executives

Dr. Yurek and Dr. Malozemoff are each party to an employment agreement with the Company. The term of each agreement commenced on December 4, 1991 and continues until terminated as follows: by the employee, at any time on or after December 4, 1992, upon at least 90 days prior notice; by the Company for cause (as defined in the employment agreement); by the Company without cause (in which case, for a 12-month period following the date of termination, the employee shall continue to receive his salary and other benefits and his stock options shall continue to vest); or as a result of the death or disability of the employee (in which case his stock options shall become immediately exercisable for the number of additional shares as to which it would have become exercisable if his employment had continued for an additional 12 months). Under the terms of each employment agreement, the employee agrees that, among other things, he will not engage in a business competitive with that of the Company until one year after the later of the termination of his employment with the Company or the expiration of the one-year period during which his compensation and benefits continue in the event of an employment termination without cause. The Company has the right to extend the period for which these restrictions remain in effect for an additional one-year period by continuing the employee’s salary and benefits for this additional period.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

This report addresses the compensation policies of the Company applicable to its officers during fiscal 2002. The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Committee”), which is comprised of three non-employee Directors. The Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer. In fiscal 2002, the Board of Directors did not modify in any material way or reject any action or recommendation of the Committee with respect to executive officer compensation.

The objectives of the Committee in determining executive compensation are (i) to recognize and reward exceptional performance by the Company’s executives, (ii) to provide incentive for high levels of current and future performance, and (iii) to align the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee believes that an executive compensation program that achieves these objectives will not only properly motivate and compensate the Company’s current officers, including the Chief Executive Officer, but will enable the Company to attract other officers that may be needed by the Company in the future.

The executive compensation program is implemented through three principal elements—base salary, an annual incentive plan based on team and individual contributions to corporate success and stock option grants.

In establishing the salary of officers, including the Chief Executive Officer, the Committee considers the individual performance of the officer, the performance of the Company as a whole, the nature of the individual’s responsibilities, historic salary levels of the individual, and the median level of cash compensation paid to officers in comparable positions at other companies whose business and/or financial position is similar to that of the Company. For purposes of this comparison, the Committee considers the executive compensation of a range of public technology-oriented companies whose business, stage of development, financial position and/or recent financial performance are similar to that of the Company, as well as the companies included in the Peer Index in the Stock Performance Graph.

The Committee has determined that the salaries paid to the Company’s officers, including the Chief Executive Officer, are appropriately positioned relative to the median cash compensation levels for executives with comparable responsibilities in similar firms and the contributions of the individuals to the success of the firm. However, as part of the overall cost-reduction efforts that were announced on March 26, 2002, salaries were not increased for the Company’s executive officers, including the Chief Executive Officer, for fiscal 2003, which started on April 1, 2002.

Beginning in 1996, the Committee implemented an annual incentive compensation plan for all officers, including the Chief Executive Officer. Awards under the plan reflect team and individual contributions to the achievement of predetermined Company objectives, including financial objectives, product development objectives, and marketing and business development objectives. The Committee believes it is appropriate for officers to have a portion of their annual cash compensation dependent upon performance in that year, and the Committee may consider increasing the “at risk” portion of executive compensation over time. However, as part of the overall cost-reduction efforts that were announced on March 26, 2002, bonuses were not awarded for fiscal 2002 to the Company’s executive officers, including the Chief Executive Officer.

The Committee uses stock options as a significant element of the compensation package of the officers, including the Chief Executive Officer, because they provide an incentive to executives to maximize stockholder value, because they reward the officers only to the extent that stockholders also benefit, and because the vesting of the options (the options generally become exercisable in installments over a five-year period) serves as a means of retaining these officers. In granting stock options to certain officers, the Committee considers a number of factors including the performance of the officer, the responsibilities of the officer, the officer’s current stock or option holdings, and the median levels of long term incentives paid to officers with comparable responsibilities in similar companies, including the companies included in the Peer Index in the Stock Performance Graph. It has been the practice of the Committee to fix the exercise price of options granted at 100% of the fair market value of the Common Stock on the date of grant.

The Board of Directors recognizes that it is essential for officers of the Company to establish and maintain an ownership position in the Company. In order to ensure that this expectation is met, the Board of Directors has established guidelines relating to stock ownership and disposition for all officers under which an officer is strongly encouraged to establish and maintain ownership of shares in an amount directly proportional to the number of shares exercised. The Committee considers each officer’s compliance with these guidelines in the establishment of ongoing option grants. All officers, including the Chief Executive Officer, are in compliance with this policy.

In evaluating corporate and individual performance for the purposes of determining salary levels, awarding bonuses and granting stock options, the Committee considers the progress and success of the Company with respect to matters such as product development, strategic alliances, and enhancement of the Company’s patent and licensing position, as well as changes in scope of responsibility for specific individuals.

The Committee also takes into account, to the extent it believes appropriate, the limitations on the deductibility of executive compensation imposed by Section 162(m) of the Internal Revenue Code in determining compensation levels and practices.

THE COMPENSATION COMMITTEE

Peter O. Crisp
John B. Vander Sande
Richard Drouin

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four independent Directors (within the meaning of the Nasdaq National Market Rules) and operates under a written charter adopted by the Board of Directors, a copy of which was attached as Appendix A to the Company’s Proxy Statement for the 2001 Annual Meeting of Stockholders and is available on the SEC’s website at www.sec.gov.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended March 31, 2002 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with GAAP and issue a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel, and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with GAAP.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company’s independent auditors. SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management, if any, over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2002.

THE AUDIT COMMITTEE,

John Vander Sande, Chairman
Albert J. Baciocco, Jr.
Gérard Menjon
Andrew G.C. Sage, II

Compensation Committee Interlocks and Insider Participation

Messrs. Crisp, Drouin and Dr. Vander Sande served as members of the Company’s Compensation Committee during fiscal 2002. None of the Company’s executive officers serves as a Director or a member of the compensation committee (or other committee serving an equal function) of any other entity whose executive officers serve as a Director of or member of the Compensation Committee of the Company.

Section 16 Beneficial Ownership Reporting Compliance

The Company is not aware that any of its officers, Directors or holders of 10% or more of the Company’s Common Stock failed to comply in a timely manner during fiscal 2002 with Section 16(a) filing requirements.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Common Stock of the Company from March 31, 1997 to March 31, 2002 (the end of fiscal 2002) with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Index”), and (ii) an index of eight companies engaged in a line of business similar to the Company’s (the “Peer Index”). The Peer Index is comprised of AstroPower, Inc., Ballard Power Systems, Inc., Energy Conversion Devices, Inc., FuelCell Energy, Inc. (formerly Energy Research Corporation), Intermagnetics General Corporation, Maxwell Technologies, Plug Power Inc. and SatCon Technology Corporation. This graph assumes the investment of $100.00 on March 31, 1997 in the Company’s Common Stock, the Peer Index and the Nasdaq Index, and assumes any dividends are reinvested. Measurement points are March 31, 1998, March 31, 1999, March 31, 2000, March 31, 2001 and March 31, 2002 (the Company’s last five fiscal year ends).

	March 1997	March 1998	March 1999	March 2000	March 2001	March 2002
American Superconductor Corporation	$100	$165.67	$108.96	$531.34	$191.80	$90.15
Nasdaq Index	$100	$151.57	$204.77	$380.94	$152.35	$153.42
Peer Index	$100	$289.19	$227.61	$615.55	$289.42	$230.35

APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED
1997 DIRECTOR STOCK OPTION PLAN
(PROPOSAL 2)

The Board of Directors of the Company believes that stock option grants under the Company’s 1997 Director Plan have been, and will continue to be, an important compensation element in attracting and retaining Outside Directors of the Company whose continued services are considered essential to the Company’s future success.

Accordingly, on April 25, 2002, the Board of Directors voted, subject to stockholder approval, to further amend the 1997 Director Plan to change the timing of option grants to Outside Directors under the 1997 Director Plan, the number of shares of Common Stock subject to such option grants and the vesting schedule of such option grants.

The Board of Directors of the Company believes that the amendments to the 1997 Director Plan are in the best interests of the Company and its stockholders and recommends a vote in favor of this proposal.

The 1997 Director Plan, as currently in effect, and the proposed amendments, are summarized below. This summary is qualified in its entirety by reference to the full text of the 1997 Director Plan, a copy of which (as proposed to be amended) is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s website at www.sec.gov. Copies of the 1997 Director Plan are also available upon request to the Secretary of the Company.

Summary of the 1997 Director Stock Option Plan

A total of 640,000 shares of Common Stock may be issued upon the exercise of options granted under the 1997 Director Plan. As of May 31, 2002, no options granted under the 1997 Director Plan had been exercised, and options for 320,000 shares were outstanding under this plan at an average exercise price of $21.98 per share. Only Outside Directors of the Company are eligible to receive options under the 1997 Director Plan. The Company currently has eight Outside Directors (which number may change in the future). All options granted under the 1997 Director Plan are non-statutory stock options not entitled to special tax treatment under Section 422 of the Internal Revenue Code.

The 1997 Director Plan currently provides for the automatic grant of stock options under the following circumstances:

•
an option to purchase 40,000 shares of Common Stock was granted automatically to each person serving as an Outside Director of the Company on July 28, 2000, provided that any stock options previously granted under any other Director stock option plan of the Company were vested completely or that such Outside Director had not yet been granted an option by the Company;

•
for Outside Directors whose stock options previously granted under any other Director stock option plan had not fully vested as of July 28, 2000, an option to purchase 40,000 shares of Common Stock will be granted automatically on the first business day following the date on which such stock options have vested completely;

•	an option to purchase 40,000 shares of Common Stock is granted automatically to each person elected as an Outside Director after July 28, 2000; and

•
an additional option to purchase 40,000 shares of Common Stock is granted automatically to each Outside Director whose stock options previously granted under the 1997 Director Plan have vested completely.

The exercise price of each option granted under the 1997 Director Plan is equal to the fair market value of the Common Stock on the date of grant. Each option vests in equal annual installments over the four year period following the date of grant, provided the optionee continues to serve as a Director as of each such vesting date. In the event of an acquisition of the Company, all outstanding options will become vested in full. In general, an optionee may exercise his or her option, to the extent vested, only while he or she is a Director of the Company and for up to 60 days thereafter. Unexercised options expire ten years after the date of grant.

The proposed amendments to the 1997 Director Plan would change the terms of the plan in the following manner:

•	an option to purchase 20,000 shares of Common Stock (rather than 40,000 shares) would be granted to each person subsequently elected as an Outside Director for the first time;

•
an additional option to purchase 10,000 shares of Common Stock (rather than 40,000 shares) would be granted automatically each year to each Outside Director (rather than following completion of the four-year vesting schedule for such Outside Director’s initial option grant) three days following the Annual Meeting of Stockholders, provided that such Outside Director has served as a Director for at least one year; and

•
Initial options granted to Outside Directors would vest in two equal annual installments (rather than four) and additional options granted annually would be immediately exercisable (rather than vesting in four equal annual installments).

The Board of Directors may suspend, discontinue or amend the 1997 Director Plan, provided, however, that without approval of the stockholders of the Company, no amendment may (i) increase the number of shares subject to the 1997 Director Plan, or (ii) effect any action which requires approval of the stockholders pursuant to the rules or requirements of the Nasdaq National Market or any other exchange on which the Common Stock of the Company is listed.

The 1997 Director Plan was initially adopted by the Board of Directors of the Company and approved by the Company’s stockholders on September 5, 1997. The 1997 Director Plan, as currently amended and restated, was adopted by the Board of Directors on May 2, 2000 and approved by the stockholders on July 28, 2000.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 1997 Director Plan and with respect to the sale of shares of Common Stock acquired under this plan.

Tax Consequences to Outside Directors.    An Outside Director will not recognize taxable income upon the grant of an option under the 1997 Director Plan. Nevertheless, an Outside Director generally will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the “Option Stock”) on the exercise date over the exercise price.

An Outside Director will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option Stock, an Outside Director generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the Outside Director’s tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the Outside Director has held the Option Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the Outside Director has held the Option Stock for a shorter period.

Tax Consequences to the Company.    The grant of an option under the 1997 Director Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by an Outside Director.

Equity Compensation Plan Information

The following table provides information about the shares authorized for issuance under the Company’s equity compensation plans as of March 31, 2002.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	4,823,340	(1)	$18.31	1,231,469	(2)
Equity compensation plans not approved by security holders	379,700	(3)	$15.53	45,800

Total	5,203,040		$18.11	1,277,269

(1)	Excludes shares issuable under the Company’s 2000 Employee Stock Purchase Plan in connection with the current offering period which ends on September 30, 2002. Such shares are included in column (c).

(2)
In addition to being available for future issuance upon exercise of options that may be granted after March 31, 2002, the 770,980 shares available for issuance under the Company’s 1993 Stock Incentive Plan and 1996 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.

(3)
Represents 129,200 shares subject to outstanding non-qualified stock options granted to the former employees of Integrated Electronics, LLC (“IE”) in connection with the Company’s purchase of substantially all the assets of IE in June 2000 and 250,500 shares subject to outstanding warrants issued in January 1998 in consideration of on-going financial services provided to the Company.

The Company granted non-qualified stock options to the former employees of IE in June 2000. Options exercisable for a total of 129,200 shares of Common Stock (out of a total of 175,000 authorized by the Board of Directors) are currently outstanding at an average exercise price of $25.86 per share. The options become exercisable in five equal annual installments and expire ten years from the date of grant or three months after the termination of the optionee’s employment.

The Company issued warrants to a financial advisor in consideration of on-going services in January 1998. Warrants exercisable for a total of 250,500 shares of Common Stock are currently outstanding at an exercise price of $10.20 per share. The warrants became exercisable in four equal annual installments and expire five years from the date of grant.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

(PROPOSAL 3)

The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year. PricewaterhouseCoopers LLP or its predecessor company, Coopers & Lybrand LLP, has served as the Company’s independent auditors since the Company’s inception. Although stockholder approval of the Board of Directors’ selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s financial statements for the fiscal year ended March 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal 2002 were $77,268.

Income Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to the Company relating to income tax matters for fiscal 2002 were $34,360.

Financial Information Systems Design and Implementation Fees

PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended March 31, 2002 in connection with financial information systems design or implementation, the operation of the Company’s information system or the management of its local area network.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above under “Audit Fees” and “Income Tax Fees,” for fiscal 2002 were $27,561.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s Directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out- of-pocket expenses in this regard. Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal office in Westborough, Massachusetts not later than February 25, 2003 for inclusion in the proxy statement for that meeting.

Stockholders who wish to make a proposal at the 2003 Annual Meeting—other than one that will be included in the Company’s proxy materials—should notify the Company no later than May 11, 2003. If a stockholder who wishes to present a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

Important Notice Regarding Delivery of Securityholder Documents

The SEC has recently adopted a “householding” rule that the Company intends to implement for future stockholder communications. This rule permits the Company to deliver a single proxy or information statement to a household, even though two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts. This rule enables the Company to reduce the expense of printing and mailing associated with proxy statements and reduces the amount of duplicative information you may currently receive. If this rule applies to you and you wish to continue receiving separate proxy materials without participating in the “householding” rule, please check the designated box on the enclosed proxy card. The Company will assume that it has your implied consent to deliver one set of proxy materials under the new rule if you do not notify the Company within 60 days that you wish to receive separate materials. This implied consent will continue for as long as you remain a stockholder of the Company, unless you notify the Company in writing otherwise. If you revoke your consent, the Company will begin sending separate copies within 30 days of the receipt of your revocation.

Some banks, brokers and other nominee record holders are already “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you write to or call the Company at the following address or phone number: Investor Relations, American Superconductor Corporation, Two Technology Drive, Westborough, Massachusetts 01581, (508) 836-4200. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

By Order of the Board of Directors,

Stanley D. Piekos, Secretary

June 21, 2002

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

Appendix A

AMERICAN SUPERCONDUCTOR CORPORATION

SECOND AMENDED AND RESTATED 1997 DIRECTOR STOCK OPTION PLAN

1.    Purpose.

The purpose of this Second Amended and Restated 1997 Director Stock Option Plan (the “Plan”) of American Superconductor Corporation (the “Company”) is to encourage stock ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company’s future success and to provide them with a further incentive to remain as directors of the Company.

2.    Administration.

The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the options to be granted shall be automatic in accordance with Section 5. However, all questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding. No director or person acting pursuant to the authority delegated by the Board of Directors shall be liable for any action or determination relating to or under the Plan made in good faith.

3.    Participation in the Plan.

Directors of the Company who are not full-time employees of the company or any subsidiary of the Company (“Outside Directors”) shall be eligible to receive options under the Plan, except that Directors of the Company who are representatives of an equity holder of the Company shall not be eligible to receive options under the Plan.

4.    Stock Subject to the Plan.

(a) The maximum number of shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), which may be issued under the Plan shall be 640,000 shares, subject to adjustment as provided in Section 7.

(b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

(c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(d) Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.    Terms, Conditions and Form of Options.

Each option granted under the Plan shall be evidenced by a written agreement in such form as the President or the Executive Vice President, Corporate Development, shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

(a)    Option Grant Dates and Shares Subject to Option. Options will be granted under the Plan as follows:

(i)    Initial Grants to Outside Directors. An option to purchase 20,000 shares of Common Stock shall be granted automatically to each Outside Director first elected to the Board of Directors after the date of the approval of the Plan by the stockholders of the Company, upon the date of his or her initial election to the Board of Directors.

(ii)    Subsequent Grants to Outside Directors. An additional option to purchase 10,000 shares of Common Stock shall be granted automatically, on the third business day following the date of each Annual Meeting of Stockholders of the Company, to each person serving as an Outside Director of the Company on the date of such grant, provided that such Outside Director has served on the Board of Directors of the Company for at least one full calendar year prior to the date of such grant.

(b)    Option Exercise Price. The option exercise price per share for each option granted under the Plan shall be equal to the fair market value per share of Common Stock on the date of grant, which shall be determined as follows: (i) if the Common Stock is listed on the Nasdaq National Market or another nationally recognized exchange or trading system as of the date on which a determination of fair market value is to be made, the fair market value per share shall be deemed to be the last reported sale price per share of Common Stock thereon on such date (or, if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported); and (ii) if the Common Stock is not listed on the Nasdaq National Market or another nationally recognized exchange or trading system as of the date on which a determination of fair market value is to be made, the fair market value per share shall be as determined by the Board of Directors.

(c)    Transferability of Options. Except as the Board of Directors may otherwise determine, options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee. References to a optionee, to the extent relevant in the context, shall include references to authorized transferees, if any.

(d) Vesting Period.

(i)    General. Each option granted pursuant to Section 5(a)(i) shall become exercisable in equal annual installments over the two year period following the date of grant. Each option granted pursuant to Section 5(a)(ii) shall be fully exercisable on the date of grant.

2

(ii)    Acceleration Upon An Acquisition Event. Notwithstanding the foregoing, each outstanding option granted pursuant to Section 5(a)(i) shall immediately become exercisable in full in the event an Acquisition Event (as defined in Section 8) of the Company occurs.

(e)    Termination. Each option shall terminate, and may no longer be exercised, on the earlier of the (i) the date ten years after the date of grant or (ii) the date 60 days after the optionee ceases to serve as a director of the Company for any reason, whether by death, resignation, removal or otherwise.

(f)    Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking, in form and substance satisfactory to the Company, by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (iii) delivery of irrevocable instructions, in form and substance satisfactory to the Company, to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

(g)    Exercise by Representative Following Death of Director. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee’s death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.    Limitation of Rights.

(a)    No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the optionee shall be entitled to continue as a director for any period of time.

(b)    No Stockholder Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend, and the distribution date (i.e., the date on which the closing market price of the Common Stock on a stock exchange or trading system is adjusted to reflect the split) is subsequent to the record date for such stock dividend, an optionee who exercises an option between the close of business on such record date and the close of business on such distribution date shall be entitled to receive the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on such record date.

3

(c)    Compliance with Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition to, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors.

7.    Adjustment to Common Stock.

In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan and (ii) the number and class of security and exercise price per share subject to each outstanding option shall be appropriately adjusted by the Company to the extent the Board shall determine, in good faith, that such an adjustment is necessary and appropriate. No fractional shares will be issued under the Plan on account of any such adjustments. If this Section 7 applies and Section 8 also applies to any event, Section 8 shall be applicable to such event and this Section 7 shall not be applicable.

Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend, and the distribution date (i.e., the date on which the closing market price of the Common Stock on a stock exchange or trading system is adjusted to reflect the split) is subsequent to the record date for such stock dividend, an optionee who exercises an option between the close of business on such record date and the close of business on such distribution date shall be entitled to receive the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on such record date.

8.    Acquisition Events.

Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding options: (i) provide that outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for such options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Internal Revenue Code of 1986, as amended; (ii) upon written notice to the optionees, provide that all then unexercised options will become exercisable in full as of a specified time (the “Acceleration Time”) prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the optionees between the Acceleration Time and the consummation of such Acquisition Event; and (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), provide that all outstanding options shall terminate upon consummation of

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such Acquisition Event and each optionee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such options.

An “Acquisition Event” shall mean: (x) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (y) any sale of all or substantially all of the assets of the Company; or (z) the complete liquidation of the Company.

9.    Modification, Extension and Renewal of Options.

The Board of Directors shall have the power to modify or amend outstanding options; provided, however, that no modification or amendment may (i) have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the optionee, or (ii) modify the number of shares of Common Stock subject to the option (except as provided in Section 7).

10.    Termination and Amendment of the Plan.

The Board of Directors may suspend, terminate or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company, no amendment may (i) increase the number of shares subject to the Plan (except as provided in Section 7), or (ii) effect any action which requires approval of the stockholders pursuant to the rules or requirements of the Nasdaq National Market or any other exchange on which the Common Stock of the Company is listed.

11.    Notice.

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

12.    Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

13.    Stockholder Approval.

The Plan is conditional upon stockholder approval of the Plan within one year from its date of adoption by the Board of Directors, and no option may be granted under the Plan until such stockholder approval is obtained.

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First adopted by the Board of Directors on July 24, 1997 and approved by the stockholders on September 5, 1997.

Amended and Restated Plan adopted by the Board of Directors on May 2, 2000 and approved by the stockholders on July 28, 2000.

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PROXY

AMERICAN SUPERCONDUCTOR CORPORATION

Proxy for the Annual Meeting of Stockholders to be held on July 26, 2002

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned, revoking all prior proxies, hereby appoint(s) Gregory J. Yurek, Stanley D. Piekos and Patrick J. Rondeau, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of American Superconductor Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company’s manufacturing facility, 64 Jackson Road, Devens, Massachusetts on Friday, July 26, 2002, at 9:00 a.m., local time, and at any adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(Continued, and to be signed, on reverse side)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
AMERICAN SUPERCONDUCTOR CORPORATION

July 26, 2002

Please detach and mail in the envelope provided

☒ Please mark votes as in this example.

1. To elect the nine (9) directors listed at right for the ensuing year. For all nominees except the following nominee(s):	FOR all nominees (except as marked below) ☐	WITHHOLD AUTHORITY to vote for all nominees ☐	Nominees: Gregory J. Yurek Albert J. Baciocco, Jr. Frank Borman Clayton Christensen Peter O. Crisp Richard Drouin Gerard J. Menjon Andrew G.C. Sage, II John B. Vander Sande
2. To approve amendments to the Company’s Amended and Restated 1997 Director Stock Option Plan, as described in the accompanying Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

Check here if the Securities and Exchange Commission’s “householding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule.                ☐

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

Signature:                                                                          Date:

Signature:                                                                          Date:

NOTE:
Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.